UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2025

DATAVAULT AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On March 16, 2025, Datavault AI Inc., a Delaware corporation (the “Company”), entered into a share exchange agreement (the “Exchange Agreement”) with NYIAX, Inc., a Delaware corporation (“NYIAX”), pursuant to which NYIAX shall exchange 900,000 shares (the “Shares”) of NYIAX’s common stock, par value $0.0001 per share (the “NYIAX Common Stock”), for aggregate consideration of up to 5,000,000 shares of common stock of the Company, par value $0.0001 per share (the “Datavault Common Stock”) (collectively, the “Exchange”).

Pursuant to the Exchange Agreement, as full consideration for the sale, assignment, transfer and delivery of the Shares by NYIAX to Datavault, and upon the terms and subject to all of the conditions contained in the Exchange Agreement, Datavault shall issue to NYIAX (i) 3,000,000 newly issued, fully paid and nonassessable shares of Datavault Common Stock (such shares of Datavault Common Stock, the “Closing Shares”), and (ii) 2,000,000 newly issued, fully paid and nonassessable shares of Datavault Common Stock (such shares of Datavault Common Stock, the “Additional Shares”), upon the terms and subject to the conditions set forth in the Exchange Agreement. The Closing Shares shall be issued in four equal quarterly tranches starting from the closing.

The Additional Shares shall be issued only upon completion of a complete advertising cycle for a third party clientele, and upon the parties’ mutual written agreement that the Adio Platform (as defined in the Exchange Agreement) has been integrated into the NYIAX Platform (as defined in the Exchange Agreement) upon completion of the advertising cycle. The Additional Shares shall be issued within thirty (30) days from the completion of the integration.

The Exchange Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including, without limitation, certain agreements.

The securities to be issued in the Exchange will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated under Regulation D of the Securities Act.

Intellectual Property Cross-License Agreement

In connection with the Exchange, on March 16, 2025, the Company, entered into a white label, co-marketing and intellectual property cross-license agreement (the “License Agreement”) with NYIAX, pursuant to which the Company received a non-exclusive license under certain of NYIAX’s jointly owned patent rights and know-how, and a non-exclusive license to white label NYIAX’s proprietary software-as-a-service advertising brokerage platform, all within the field of data, information and asset monetization and exchange. In exchange, the Company granted to NYIAX a non-exclusive license under certain of the Company’s wholly owned patent rights, know-how and trademarks, including with respect to the Company’s Adio Platform (as defined in the License Agreement), in the field of advertising buying, selling and brokerage.

Pursuant to the License Agreement, as consideration for the services provided by NYIAX pursuant to the License Agreement and the rights to access and use the NYIAX Platform (as defined in the License Agreement) granted to the Company, and upon the terms and subject to all of the conditions contained in the License Agreement, the Company shall issue to NYIAX 2,530,000 newly issued, fully paid and nonassessable shares (such shares, the “Consideration Shares”) of Datavault Common Stock.

Pursuant to the License Agreement, in consideration of the rights granted to NYIAX under the License Agreement, NYIAX shall pay to the Company a license fee in the form of a convertible promissory note in the aggregate amount $2,500,000 (the “Convertible Note”). The Convertible Note is due on the first anniversary of the closing (the “Maturity Date”). NYIAX agreed to pay interest to the Company on the aggregate unconverted and then outstanding principal amount of the Convertible Note at the rate of four percent (4%) per annum, accruing from the closing. The Convertible Note may be prepaid in full at NYIAX’s election.

The Convertible Note will automatically convert at the earlier of (i) the Maturity Date, and (ii) the first underwritten public offering of NYIAX pursuant to an effective registration statement under the Securities Act, covering the offer and sale by NYIAX of its equity securities, as a result of or following which NYIAX shall be a reporting issuer under the Securities Exchange Act of 1934, as amended, and NYIAX Common Stock is listed on the Trading Market (as defined in the Convertible Note), at a conversion price of $2.00 per share.

The License Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including, without limitation, certain agreements.

Software Development Agreement

In connection with the Exchange, on March 16, 2025, the Company, entered into a software development agreement (the “Software Development Agreement”) with NYIAX, pursuant to which NYIAX has engaged the Company to develop certain software and provide certain additional professional services as the parties will agree under one or more statements of work.

The Software Development Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including, without limitation, certain agreements.

Lock-Up Agreements

In connection with the Exchange, the Company intends to enter into a lock-up agreement in respect of the Shares, pursuant to which the Shares shall be subject to lock-up restrictions for four (4) years from the issuance. The parties also intend to enter into a lock-up agreement in respect of the Additional Shares, pursuant to which the Additional Shares shall be subject to lock-up restrictions for two (2) years from the issuance.

NYIAX intends to enter into (i) a lock-up agreement in respect of the Closing Shares, pursuant to which the Closing Shares shall be subject to lock-up restrictions for one (1) year from the issuance, and (ii) a lock-up agreement in respect of the Consideration Shares, pursuant to which the Consideration Shares shall be subject to lock-up restrictions for four (4) years from the issuance.

The foregoing summary of the Exchange Agreement, the License Agreement, the Software Development Agreement, and the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed (without exhibits and schedules) as Exhibit 10.1, 10.2, 10.3, and 10.4 respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Form 8-K is incorporated herein by reference. The securities have not been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 8.01	Other Events.

On March 17, 2025, the Company issued a press release (the “Press Release”) announcing the entry into the Exchange Agreement.

A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Share Exchange Agreement, dated March 16, 2025, by and between Datavault AI Inc. and NYIAX, Inc.
10.2*	White Label, Co-Marketing and Intellectual Property Cross-License Agreement, dated March 16, 2025, by and between Datavault AI Inc. and NYIAX, Inc.
10.3	Software Development Agreement, dated March 16, 2025, by and between Datavault AI Inc. and NYIAX, Inc.
10.4	Convertible Promissory Note, dated as of March 16, 2025, by NYIAX, Inc.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer